AAllianceBernstein Small Cap Growth Portfolio

Exhibit 77C
Matters submitted to a vote of security holders


AllianceBernstein Small Cap Growth Portfolio
====================================
RESULTS OF SHAREHOLDERS MEETING
(unaudited)

A Special Meeting of the AllianceBernstein Small Cap Growth Portfolio (the Fund) was held on November 15, 2005 and adjourned until December 6, 2005, December 19, 2005, December 21, 2005 and December 22, 2005. At the November 15, 2005 Meeting, with respect to the first item of business, the election of Directors, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. At the December 6, 2005 Meeting, with respect to the third item of business, the amendment, elimination, or reclassification as non-fundamental of the fundamental investment restrictions, and the fourth item of business, the reclassification of the Funds fundamental investment objective as non-fundamental with changes to the Funds investment objectives, the required number of outstanding shares voted in favor of each proposal, and each proposal was approved. With respect to the second item of business, the approval to amend and restate the Charter of the Fund, an insufficient number of required outstanding shares voted in favor of the proposal and, therefore the proposal was not approved. A description of each proposal and number of shares voted at the Meetings are as follows: (the proposal numbers shown below correspond to the proposal numbers in the Funds proxy statement)




				Voted For	Withheld
						Authority
1.The election of the Directors,
each such Director to serve a
term of an indefinite duration
and until his or her successor
is duly elected and qualifies.


Ruth Block			9,282,890	318,955
David H. Dievler		9,288,726	313,120
John H. Dobkin			9,283,451	318,394
Michael J. Downey		9,292,182	309,663
William H. Foulk, Jr.		9,282,820	319,026
D. James Guzy			9,189,204	412,641
Marc O. Mayer			9,280,470	321,376
Marshall C. Turner, Jr.		9,290,249	311,597




		     	 Voted For	Voted Against  Abstained   Broker
							    	   Non-Votes
  2. The amendment
     and restatement
     of the Charter,   	 7,738,966	313,314       432,668  		0


		      	Voted For	 Voted Against	Abstained  Broker
							           Non-Votes
  3.The amendment,
    elimination,or
    reclassification
    as non-fundamental,
    of the fundamental
    investment restrictions
    regarding:

3.A. Diversification	6,626,693	363,815    	181,020	  2,190,810

3.B. Issuing Senior	6,573,513	417,342    	180,672    2,190,810
     Securities and
     Borrowing Money

3.C. Underwriting	6,629,484	364,393   	177,650	  2,190,810
     Securities

3.D. Concentration	6,650,010	340,801		180,717	  2,190,810
	of Investments

3.E. Real Estate and	6,629,174	355,092   	187,262	  2,190,810
     Companies That
     Deal In Real
     Estate

3.F  Commodity 		6,591,795	396,551    	183,182	  2,190,810
     Contracts
     and Futures
     Contracts


3.G  Loans		6,600,190	390,379   	180,959   2,190,810
3.H  Joint		6,609,374	374,455   	187,699	  2,190,810
     Securities
     Trading
     Accounts

3.I  Exercising 	6,604,102	377,058   	190,367	  2,190,810
     Control


3.K  Oil, Gas		6,644,326	346,112    	181,090	  2,190,810
     and Other
     Types of
     Minerals or
     Mineral
     Leases

3.L  Purchase of	6,575,213	388,811    	207,504	  2,190,810
     Securities on
     Margin

3.M  Short Sales	6,589,554	365,168      	216,805	  2,190,810
3.N  Pledging, 		6,553,410	403,905   	214,213	  2,190,810
     Hypothecating,
     Mortgaging, or
     Otherwise
     Encumbering
     Assets

3.P  Warrants		6,580,088	374,406    	217,034	   2,190,810



3.T  Securities of	6,581,299	409,778   	180,451	   2,190,810
     Issuers In Which
     Officers, or
     Directors, or
     Partners Have
     an Interest

3.V  Option		6,594,247	363,722     213,559	   2,190,810
     Transactions





4.B  The 		6,373,712	405,786    392,030	   2,190,810
     reclassification
     of the Funds
     fundamentalinvestment
     objective as non-
     fundamental with
     changes to the Funds
     investment
     objectives.